Exhibit 10.7

NET LEASE OFFICE PROPERTIES AND NLO OP LLC
2023 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Net Lease Office Properties, a Maryland real estate investment trust (the “Company”), and NLO OP LLC, a Delaware limited liability company (the “Partnership”), by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1              “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 9. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 9.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2              “Affiliate” shall mean the Partnership, any Parent or any Subsidiary.

2.3              “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4              “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

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2.5              “Award” shall mean an Option, a Restricted Stock award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, an Other Incentive Award, an LTIP Unit award or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.6              “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7              “Board” shall mean the Board of Trustees of the Company.

2.8              “Cause” means, except as otherwise provided in an Award Agreement, that a Participant who is an Employee should be or was dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate are parties, (ii) any act (other than retirement) or omission to act by the Participant, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the Participant's ability to perform services for the Company or any Affiliate, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate.

2.9              “Change in Control” means the occurrence of any one of the following events:

(i)             any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, and any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); provided, however, that a “Change in Control” shall not be deemed to have occurred for purposes of this Section 2.8(i) if, prior to reaching or exceeding such beneficial ownership limit, the Board approves the purchase, issuance, transfer, gift, assignment, or other similar transaction pursuant to which such person reaches or exceeds such beneficial ownership limit; provided, further, that if any such person shall thereafter become the beneficial owner of any additional Voting Securities or Shares (other than pursuant to a Share split, Share dividend, or similar transaction), then, absent additional Board approval, a “Change in Control” shall be deemed to have occurred for purposes of this Section 2.8(i). For the avoidance of doubt, in no way shall the approval by the Board of an acquisition of Voting Securities or Shares subject to this Section 2.8(i) be deemed to limit, in any way, the provisions contained in Section 2.8(iii); or

(ii)             persons (as defined in the previous subsection) who, as of the Effective Date, constitute the Trustees of the Board (the “Incumbent Trustees”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Trustee of the Board subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees shall, for purposes of this Plan, be considered an Incumbent Trustee; or

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(iii)            the consummation of (A) any consolidation or merger of the Company or any Subsidiary (other than a consolidation or merger of the Company or any Subsidiary, on the one hand, and an affiliate of, or entity managed or advised by, the Company or any Subsidiary, on the other hand) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of directors or trustees, as applicable, of the surviving entity in such consolidation or merger in substantially the same relative proportion as ownership immediately prior to the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company other than to an entity with respect to which, following such sale or disposition, the shareholders of the Company immediately prior to the sale own more than fifty percent (50%) of, respectively, the outstanding shares and the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of directors or trustees, as applicable, of such entity, or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i). Further, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code (“Section 409A”), to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

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2.10             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11             “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

2.12             “Common Shares” shall mean the common shares of beneficial interest of the Company, par value $0.001 per share.

2.13             “Company” shall mean Net Lease Office Properties, a Maryland real estate investment trust.

2.14             “Consultant” shall mean any consultant or advisor of the Company, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.15             “Distribution” shall have the meaning provided Separation Agreement.

2.16             “Distribution Date” shall have the meaning provided Separation Agreement.

2.17             “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Shares) of dividends paid on Common Shares, awarded under Section 7.1 hereof.

2.18             “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19             “Effective Date” shall mean the date immediately prior to the Distribution Date.

2.20             “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Trustee, as determined by the Administrator.

2.21             “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Partnership or any Subsidiary.

2.22             “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Common Shares (or other securities of the Company) or the share price of Common Shares (or other securities) and causes a change in the per share value of the Common Shares underlying outstanding share-based Awards.

2.23             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24             “Fair Market Value” shall mean, as of any given date, the value of a Common Share determined as follows:

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(a)             If the Common Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Common Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Common Share on the date in question, the closing sales price for a Common Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)             If the Common Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Common Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Common Share on such date, the high bid and low asked prices for a Common Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)             If the Common Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25             “Good Reason” shall mean the occurrence of any of the following, without the Participant's written consent, after a Change in Control: (i) a material reduction in the Participant's base salary or wage rate or target incentive opportunity, or (ii)  the relocation of the Participant's principal place of employment to a location more than twenty miles from the Participant's principal place of employment as of immediately prior to the Change in Control, provided, that the foregoing events shall constitute Good Reason only if the Participant provides the Company with written objection to the event within thirty days following the occurrence thereof, the Company does not reverse or otherwise cure the event within thirty days of receiving that written objection and the Participant actually resigns the Participant's employment within sixty days following the expiration of that cure period.

2.26             “Greater Than 10% Shareholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.27             “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28             “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.29             “LTIP Unit” shall mean, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to Section 7.5 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

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2.30             “Non-Employee Trustee” shall mean a Trustee of the Company who is not an Employee.

2.31             “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.32             “Option” shall mean a right to purchase Common Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Trustees and Consultants shall only be Non-Qualified Stock Options.

2.33             “Organizational Documents” shall mean, collectively, (a) the Company’s declaration of trust, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.34             “Other Incentive Award” shall mean an award of cash or Common Shares, or any other award valued wholly or partially by referring to, or otherwise based on, Common Shares or other property, awarded to a Participant pursuant to Section 7.4 hereof.

2.35             “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.36             “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

2.37             “Partnership” shall mean NLO OP LLC, a Delaware limited liability company.

2.38             “Partnership Agreement” shall mean that certain Operating Agreement of NLO OP LLC, dated September 19, 2023, as the same may be amended, modified or restated from time to time.

2.39             “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator may select for an Award for purposes of establishing performance goals for a given performance period, which may include the following (without limitation): (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on shareholders’ equity; (xi) shareholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Common Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) implementation or completion of critical projects; (xxvii) market share; (xxviii) debt levels or reduction; (xxix) comparisons with other stock market indices; (xxx) financing and other capital raising transactions; (xxxi) acquisition activity; (xxxii) economic value-added; (xxxiii) earnings as a multiple of interest expense; and (xxxiv) total capital invested in assets, any of which may be measured either in absolute terms for the Company or an Affiliate or any operating unit of the Company or an Affiliate or as compared to any incremental increase or decrease, or relative to or as compared to performance of other companies or to market performance indicators or indices.

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2.40             “Permitted Transferee” shall mean, with respect to a Participant, (a) prior to the Public Trading Date, any “family member” of the Participant, as defined under Rule 701 of the Securities Act and (b) on or after the Public Trading Date, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.41             “Plan” shall mean this Net Lease Office Properties and NLO OP LLC 2023 Incentive Award Plan, as it may be amended from time to time.

2.42             “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.43             “Public Trading Date” shall mean the first date upon which the Common Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.44             “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.45             “Restricted Stock” shall mean an award of Common Shares made under Article 7 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.46             “Restricted Stock Unit” shall mean a contractual right awarded under Section 7.3 hereof to receive in the future a Common Share or the Fair Market Value of a Common Share in cash.

2.47             “Securities Act” shall mean the Securities Act of 1933, as amended.

2.48             “Separation Agreement” shall mean the Separation and Distribution Agreement dated on or about October 31, 2023 (as amended or otherwise modified from time to time), by and between the Company and WPC.

2.49             “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

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2.50             “Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Common Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.51             “Stock Payment” shall mean a payment in the form of Common Shares awarded under Section 7.2 hereof.

2.52             “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership and/or by one or more Subsidiaries.

2.53             “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54             “Termination of Service in Connection with a Change in Control” shall be deemed to occur with respect to a participant if within the two-year period beginning on the date of a Change in Control the employment or service of the Participant shall be terminated either (i) by the Company without Cause, (ii) due to a resignation by the Participant for Good Reason or (iii) in the case of Trustees, a required resignation from the Board.

2.55             “Termination of Service” shall mean, unless otherwise determined by the Administrator:

(a)             As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Trustee with the Company or any Affiliate.

(b)             As to a Non-Employee Trustee, the time when a Participant who is a Non-Employee Trustee ceases to be a Trustee for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.

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(c)             As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Trustee with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).

2.56             “Trustee” shall mean a member of the Board, as constituted from time to time.

2.57             “WPC” shall mean W. P. Carey Inc., a Maryland corporation.

ARTICLE 3.

COMMON SHARES SUBJECT TO THE PLAN

3.1             Number of Common Shares.

(a)             Subject to Section 3.1(b) and Section 10.2 hereof, the maximum aggregate number of Common Shares which may be issued or transferred pursuant to Awards under the Plan is 750,000 Common Shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 1,500,000. Each LTIP Unit issued pursuant to an Award shall count as one Common Share for purposes of calculating the aggregate number of Common Shares available for issuance under the Plan as set forth in this Section 3.1(a) and for purposes of calculating the Individual Award Limits set forth in Section 3.3 hereof.

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(b)             If any Common Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Common Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Common Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.2 hereof). Notwithstanding anything to the contrary contained herein, the following Common Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Common Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Common Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Common Shares subject to a Stock Appreciation Right that are not issued in connection with the share settlement of the Stock Appreciation Right on exercise thereof; and (iv) Common Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Common Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Participant such that such Common Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Common Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Common Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)             Substitute Awards shall not reduce the Common Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without shareholder approval under the rules of the principal securities exchange on which the Common Shares are then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d)             Notwithstanding any other provision of the Plan to the contrary, but subject to Section 11.2 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of such Award’s date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Common Shares available pursuant to this Section 3.1 (as such number of the Common Shares may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Awards granted to Non-Employee Trustees, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders that occurs at least fifty (50) weeks following the date of such first annual meeting. Notwithstanding the foregoing, nothing in this Section 3.1(d) shall preclude or limit any Award or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Award in connection with or following a Participant’s death, disability, retirement or involuntary termination or in connection with the occurrence of a Change in Control.

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3.2             Common Shares Distributed. Any Common Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares purchased on the open market.

3.3             Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 10.2 hereof, (a) the maximum aggregate number of Common Shares with respect to one or more Awards that may be granted to any one individual during any calendar year shall be 850,000 Common Shares, (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000, and (c) the sum of any cash compensation and the value (determined as of the date of grant under Applicable Accounting Standards) of Awards granted to any Non-Employee Trustee during any calendar year may not exceed $1,000,000 (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDs

4.1             Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.

4.2             Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3             Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4             At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Trustee or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

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4.5             Foreign Participants. Notwithstanding any provision of the Plan or an applicable Program to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Trustees or Consultants, or in order to comply with the requirements of any foreign securities exchange or Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms, conditions and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.

4.6             Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

OPTIONS and stock appreciation rights

5.1             General. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan. The Administrator will determine the number of Common Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the vesting and exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Common Share on the date of exercise over the exercise price per Common Share of the Stock Appreciation Right by the number of Common Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Common Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

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5.2             Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of shares or stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of shares or stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

5.3             Option and Stock Appreciation Right Exercise Price. The exercise price per Common Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Common Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Common Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4             Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, the Administrator may determine that in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Common Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Administrator may provide in the terms of any Option or Stock Appreciation Right that if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

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5.5             Exercise and Payment.

(a)             Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form prescribed by the Administrator (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5(b) below for the number of Common Shares for which the Award is exercised and (ii) as specified in Section 8.2 below for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Common Share.

(b)             Subject to any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(i)             cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(ii)             if there is a public market for Common Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(iii)             to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Common Shares owned by the Participant valued at their fair market value;

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(iv)             to the extent permitted by the Administrator, surrendering Common Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;

(v)             to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(vi)             to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE 6.

RESTRICTED STOCK

6.1             Award of Restricted Stock.

(a)             The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)             The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Common Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

6.2             Rights as Shareholders. Subject to Section 6.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 6.3 hereof. In addition, notwithstanding anything to the contrary herein, with respect to Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

6.3             Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of share dividends, share splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

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6.4             Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

6.5             Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; OTHER INCENTIVE AWARDS; LTIP UNITS; Adjusted Awards

7.1             Dividend Equivalents.

(a)             Subject to Section 7.1(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Common Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b)             Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

7.2             Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Common Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

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7.3             Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Common Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Common Share (or the Fair Market Value of one such Common Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

7.4             Other Incentive Awards.  Other Incentive Awards may be granted to Participants, including Awards entitling Participants to receive Common Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Incentive Awards will also be available as a payment form in the settlement of other Awards, as standalone payments or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Incentive Awards may be paid in cash, Common Shares, or a combination of cash and Common Shares, as determined by the Administrator.

7.5             LTIP Units. The Administrator is authorized to grant LTIP Units in such amounts and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

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7.6             Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion.

ARTICLE 8.

Additional terms of awards

8.1             Delivery of Common Shares. The Administrator shall also determine the methods by which Common Shares shall be delivered or deemed to be delivered to Participants.

8.2             Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 5.5(b) hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an Affiliate withhold, Common Shares otherwise issuable under an Award (or allow the surrender of Common Shares). The number of Common Shares which may be so withheld or surrendered shall be limited to the number of Common Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction. The Administrator shall determine the fair market value of the Common Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Common Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

8.3             Transferability of Awards.

(a)             Except as otherwise provided in Section 8.3(b) or (c) hereof:

(i)             No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Common Shares underlying such Award have been issued, and all restrictions applicable to such Common Shares have lapsed;

(ii)             No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Common Shares underlying such Award have been issued, and all restrictions applicable to such Common Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

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(iii)             During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)             Notwithstanding Section 8.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 8.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)             Notwithstanding Section 8.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.

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8.4             Conditions to Issuance of Common Shares.

(a)             The Administrator shall determine the methods by which Common Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Common Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Common Shares is in compliance with Applicable Law, and the Common Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.

(b)             All Common Share certificates delivered pursuant to the Plan and all Common Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Common Share certificate or book entry to reference restrictions applicable to the Common Shares.

(c)             The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)             No fractional Common Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Common Shares or whether such fractional Common Shares shall be eliminated by rounding down.

(e)             The Company, in its sole discretion, may (i) retain physical possession of any share certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the share certificates evidencing such Common Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a share power, endorsed in blank, relating to such Common Shares.

(f)             Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Common Shares issued in connection with any Award, record the issuance of Common Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

8.5             Forfeiture and Claw-Back Provisions.

(a)             Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for cause; and

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(b)             All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Common Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

8.6             Prohibition on Repricing. Subject to Section 10.2 hereof, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Common Shares. Subject to Section 10.2 hereof, the Administrator shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

8.7             Acceleration. The Administrator may at any time provide that any Award will, subject to the terms of this Plan, become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable, in connection with or following a Participant’s death, disability, retirement or involuntary termination or in connection with the occurrence of a Change in Control.

ARTICLE 9.

ADMINISTRATION

9.1             Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Trustees of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 9.l or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Trustees of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 9.6 hereof.

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9.2             Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.15 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

9.3             Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

9.4             Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)             Designate Eligible Individuals to receive Awards;

(b)             Determine the type or types of Awards to be granted to each Eligible Individual;

(c)             Determine the number of Awards to be granted and the number of Common Shares to which an Award will relate;

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(d)             Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)             Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)              Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)             Determine as between the Company, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;

(h)             Decide all other matters that must be determined in connection with an Award;

(i)              Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)              Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(k)             Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

9.5             Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

9.6             Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Trustees) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 9.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

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ARTICLE 10.

MISCELLANEOUS PROVISIONS

10.1            Amendment, Suspension or Termination of the Plan.

(a)             Except as otherwise provided in this Section 10.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.15 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)             Notwithstanding Section 10.1(a), the Administrator may not, except as provided in Section 10.2, take any of the following actions without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 8.6 hereof. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.

10.2            Changes in Common Shares or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)             In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Company’s shares or the Company’s share price other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

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(b)             In the event of any transaction or event described in Section 10.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)             To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii)             To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

(iii)             To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)             To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;

(v)             To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

(vi)             To provide that the Award cannot vest, be exercised or become payable after such event.

(c)             In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 10.2(a) and 10.2(b) hereof:

(i)             The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)             The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

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The adjustments provided under this Section 10.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)             Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse (with performance-vesting awards vesting and restrictions thereon lapsing based on actual performance as of the date of such Change in Control with goals adjusted if the Administrator determines, in its discretion, that adjustment is necessary or appropriate to reflect the shortened performance period unless otherwise provided in an applicable Award Agreement), in which case, such Awards will be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Shares, which may be on such terms and conditions as apply generally to holders of Common Shares under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and determined by reference to the number of Common Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

(e)             The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)             Unless otherwise determined by the Administrator, no adjustment or action described in this Section 10.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

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(g)             The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the shareholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Shares or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)             In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Shares or the share price of the Common Shares including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

10.3             Approval of Plan by Shareholders. The Plan shall be submitted for the approval of the Company’s sole shareholder after the date of the Board’s initial adoption of the Plan and prior to the Distribution Date.

10.4             No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by any Award until the Participant becomes the record owner of such Common Shares.

10.5             Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.6             Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

10.7             Grant of Awards to Certain Employees or Consultants. The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Common Shares or other securities of the Company or the Partnership may be issued and by which such Common Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Common Shares or other securities by the Participant.

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10.8             REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)             to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Ownership Limit (as defined in the Company’s declaration of trust, as amended from time to time) or any other provision of Section 7.2.1 of the Company’s declaration of trust, as amended from time to time, or

(b)             if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

10.9             Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Trustees or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.10           Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Common Shares and LTIP Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

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10.11             Data Privacy. As a condition to receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Common Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Common Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.11 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.11. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.12           Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

10.13           Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

10.14           Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 10.13 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

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10.15           No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

10.16           Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

10.17           Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.18           Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

10.19           Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

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* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Trustees of Net Lease Office Properties on October 31, 2023.

* * * * *

I hereby certify that the foregoing Plan was approved by the sole shareholder of Net Lease Office Properties on October 31, 2023.

[SIGNATURE PAGE FOLLOWS]

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Executed on this 1st day of November, 2023.

/s/ Jason E. Fox
Jason E. Fox
Chief Executive Officer

[Signature Page to 2023 Incentive Award Plan]